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SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
CB BANCSHARES, INC.
(Name of Registrant as Specified in Its Charter)
CENTRAL PACIFIC FINANCIAL CORP.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $1.00 per share ("Common Shares").
	(2)	Aggregate number of securities to which transaction applies: 4,627,410 Common Shares.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        $25.60 in market value of Central Pacific Financial Corp. common stock per Common Share (based on the formula described below).

	(4)	Proposed maximum aggregate value of transaction: $292,482,297.62.
	(5)	Total fee paid: $8,074.93.
☐	Fee paid previously with preliminary materials.
☒
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: $15,586.89.
	(2)	Form, Schedule or Registration Statement No.: Registration Statement on Form S-4 (File No. 333-104783) ($15,586.89 paid with filing).
	(3)	Filing Party: Central Pacific Financial Corp.
	(4)	Date Filed: April 28, 2003

        The aggregate filing fee of $58,496.46 is based upon 80.90 per million dollars of 1% of the transaction value, based on the proposed exchange for each Common Share of $19.09 in cash and 1.7233 shares of Central Pacific Financial Corp. common stock with a market value of $63.21 per Common Share based on the average of the high and low prices for a share of CPF common stock ($25.60) on the New York Stock Exchange on May 2, 2003.

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED MAY 5, 2003

Dear Fellow CB Bancshares, Inc. Shareholder:

        We are pleased to enclose our Proxy Statement for the Special Meeting of shareholders of CB Bancshares, Inc. ("CB Bancshares") to be held on May 28, 2003 at 8:00 a.m. Hawaii time (the "Special Meeting"). CB Bancshares has not yet informed us of the precise location of the Special Meeting. CB Bancshares will furnish such information when it sends the official notice of the meeting to you. Because CB Bancshares has selected such a short time frame between the record date (May 5) and the Special Meeting date, it is particularly important you respond quickly to ensure that your vote is counted.

        As you may know by now, Central Pacific Financial Corp. ("CPF") has announced its intention to make an exchange offer to acquire all outstanding shares of the common stock (and associated share purchase rights) (the "Shares") of CB Bancshares for consideration per Share consisting of $19.09 in cash and 1.7233 shares of CPF common stock, subject to certain conditions. This represents a substantial premium on the per share price of the Shares prior to our public announcement of the proposed offer and would also result in increased dividends on a share equivalent basis. The detailed terms and conditions of the proposed exchange offer will be set forth in CPF's prospectus, which will be separately mailed to CB Bancshares shareholders in the future.

        CB Bancshares has announced that it has rejected our proposal and is recommending that you vote against this acquisition. We're asking you to send a strong message to your board about what you think maximizes shareholder value: maintaining the status quo with CB Bancshares current performance or taking advantage of our offer. Because we firmly believe that our proposal will benefit all CB Bancshares shareholders, we intend to take our offer directly to you. We believe that after you have had a chance to study this offer you'll conclude as we have that it is good for you as shareholders and good for the customers, employees, and communities in Hawaii that our two banks serve. We're confident you'll conclude that our offer does more than deliver a substantial premium and higher dividends to you. It will allow you to own shares in a company run by a proven management team that has delivered financial results consistently superior to your current management's performance over the past five years.

        As a critical first step, are soliciting your vote at the Special Meeting on a proposal (the "Control Share Acquisition Proposal") to authorize, in accordance with the Hawaii Control Share Acquisitions statute, full voting rights for any and all Shares that CPF may acquire, directly or indirectly, pursuant to the proposed exchange offer, the consummation of which are subject to various other conditions. Without shareholder approval of the Control Share Acquisition Proposal, any Shares acquired by us in excess of 10% would be subject to reduced voting rights under the Hawaii Control Share Acquisitions statute and would be subject to redemption by CB Bancshares.

        CPF urges you to vote FOR the Control Share Acquisition Proposal for the following reasons:

  •
  A vote FOR the proposal removes one important obstacle to the proposed exchange offer and helps to ensure that CB Bancshares shareholders have an opportunity to consider the proposed exchange offer. CPF is committed to removing the other obstacles to the proposed exchange offer, but approval of the proposal is a key first step. Help us send a message to your board. If you do not vote in favor of our proposal, you will impair our ability to go forward with the proposed exchange offer.

  •
  A vote FOR the proposal continues the process of maximizing the value of the Shares held by CB Bancshares shareholders. While there are a number of items to be considered in our proposal, the matter before you is whether, in accordance with Hawaii law, to maintain full voting rights to any Shares CPF may acquire in the proposed exchange offer.

  •
  A vote FOR the proposal simply keeps your options open. Voting for the proposal is neither an acceptance nor an endorsement of the proposed exchange offer, and voting for the proposal does not serve as a tender of your Shares or require that you tender your Shares.

        Detailed information concerning the Control Share Acquisition Proposal and the Hawaii Control Share Acquisitions statute is set forth in the accompanying Proxy Statement. Because approval of the Control Share Acquisition Proposal is a condition to CPF's obligation to consummate the proposed exchange offer (unless CPF is satisfied in its reasonable discretion that the Hawaii Control Share Acquisitions statute is invalid or inapplicable), CPF has an interest in the proxy solicitation with respect to the Control Share Acquisition Proposal that is different from other CB Bancshares shareholders. We urge you to carefully read the enclosed material, as it is important that your CB Bancshares shares be represented and voted at the Special Meeting.

        If you have any questions concerning the enclosed Proxy Statement or need assistance in voting your Shares, please contact our Information Agent, MacKenzie Partners, toll free at (800) 322-2885. We thank you in advance for your support.

Sincerely,
Clint Arnoldus Chairman President and CEO Central Pacific Financial Corp.

THIS PROXY STATEMENT RELATES SOLELY TO THE SOLICITATION OF PROXIES WITH RESPECT TO THE CONTROL SHARE ACQUISITION PROPOSAL AND IS NEITHER A REQUEST FOR THE TENDER OF SHARES OF CB BANCSHARES COMMON STOCK NOR AN OFFER OF SHARES OF CPF COMMON STOCK. THE PROPOSED EXCHANGE OFFER WILL BE MADE ONLY BY MEANS OF THE CPF PROSPECTUS AND LETTER OF TRANSMITTAL WHICH WILL BE SEPARATELY MAILED TO CB BANCSHARES SHAREHOLDERS IN THE FUTURE.

PRELIMINARY COPY, SUBJECT TO COMPLETION, DATED MAY 5, 2003

PROXY STATEMENT
OF
CENTRAL PACIFIC FINANCIAL CORP.
FOR THE
SPECIAL MEETING OF SHAREHOLDERS
UNDER CHAPTER 414E OF THE HAWAII REVISED STATUTE
OF
CB BANCSHARES INC.
To Be Held On May 28, 2003

CONTROL SHARE ACQUISITION PROPOSAL

        We are soliciting your proxy for use at the Special Meeting of Shareholders of CB Bancshares, Inc., a Hawaii corporation, or CB Bancshares, to be held at                        , on Wednesday, May 28, 2003, at 8:00 a.m. Hawaii time, and at any adjournments or postponements thereof, or the Special Meeting. The record date for the Special Meeting is May 5, 2003, or the Record Date. We are Central Pacific Financial Corp., a Hawaii bank holding company whose wholly owned subsidiary is Central Pacific Bank, a Hawaii-chartered commercial bank, or CPF.

        The date of this proxy statement is May    , 2003. This proxy statement and the accompanying BLUE form of proxy are first being sent or given to CB Bancshares shareholders on or about May    , 2003.

        We are soliciting proxies to permit, in accordance with the Hawaii Control Share Acquisition statute, our acquisition of shares of CB Bancshares common stock and the maintenance of voting rights for any shares of CB Bancshares common stock that we may acquire. We have proposed making this acquisition by means of an exchange offer. Your vote is not an approval of the proposed exchange offer. Your vote in favor of the Control Share Acquisition Proposal will tell your board of directors that you think our acquisition proposal is a good proposal and that if they continue to refuse to negotiate with us, your vote in favor will show your board that you would like the opportunity to consider the merits of our proposal yourself. Your vote removes one important obstacle to our acquisition of shares of CB Bancshares common stock pursuant to our proposed exchange offer. Other obstacles include the CB Bancshares Rights Agreement, or "poison pill", which must be redeemed or deemed to be inapplicable and the receipt of required regulatory approvals. We have not commenced our proposed exchange offer. Such proposed exchange offer can only commence upon delivery to you of a prospectus AND a letter of transmittal which will be mailed separately to CB Bancshares shareholders at a later date. On April 28, 2003, we filed with the Securities and Exchange Commission, or SEC, a Registration Statement on Form S-4, or our Registration Statement, including a preliminary prospectus. On May 5, 2003, we filed an amendment to our Registration Statement to reflect, among other things, recent developments and CB Bancshares' recent declaration of a 10% stock dividend, including the resulting adjustment to the per share cash and stock consideration to be paid in the exchange offer as a result of such stock dividend.

        Pursuant to the exchange offer, we propose to offer each CB Bancshares shareholder the right to exchange each share of common stock of CB Bancshares for cash, shares of CPF common stock or a combination of cash and shares of CPF common stock. In the exchange offer, we refer to the cash and/or shares that a shareholder would receive as the acquisition consideration. Shareholders will be entitled to elect to receive $19.09 and 1.7233 shares of CPF common stock, the maximum amount of cash or the maximum amount of stock. If you elect to receive the maximum amount of cash or the maximum amount of stock, your election may be subject to proration. Regardless of the type of consideration you elect to receive, the value of the cash, stock or cash and stock, that you receive will equal the per share consideration which is determined by adding $19.09 in cash to the product of 1.7233 and the average closing price, of CPF common stock over a 20-day period ending one trading day prior to the close of the exchange offer. Please refer to the preliminary prospectus in our

Registration Statement on Form S-4 as filed with the SEC on May 5, 2003 for further details regarding the terms of the proposed exchange offer.

        This proxy statement is neither a request for tender of shares nor an offer with respect thereto.

        WE URGE YOU TO SIGN, DATE AND RETURN THE BLUE PROXY CARD IN FAVOR OF THE CONTROL SHARE ACQUISTION PROPOSAL DESCRIBED IN THIS PROXY STATEMENT.

        HELP US SEND A MESSAGE TO YOUR BOARD. IF YOU DO NOT VOTE IN FAVOR OF OUR PROPOSAL, YOU WILL IMPAIR OUR ABILITY TO GO FORWARD WITH THE PROPOSED EXCHANGE OFFER.

        YOUR BOARD HAS ANNOUNCED THAT THEY HAVE REJECTED OUR PROPOSAL. THEY WILL ALSO BE SENDING PROXY MATERIALS TO YOU. IF YOU SUPPORT OUR PROPOSAL, DO NOT RETURN THE WHITE PROXY CARD INCLUDED WITH THEIR PROXY MATERIALS.

        IF YOU HAVE ALREADY SENT A PROXY CARD TO THE CB BANCSHARES DIRECTORS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE PROPOSALS BY SIGNING, DATING AND RETURNING THE ENCLOSED BLUE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE SPECIAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE SPECIAL MEETING TO MACKENZIE PARTNERS OR TO THE SECRETARY OF CB BANCSHARES, OR BY VOTING IN PERSON AT THE SPECIAL MEETING. SEE "VOTING AT THE SPECIAL MEETING—VOTING PROCEDURES" ON PAGE    .

        Unless the Control Share Acquisition Proposal is approved and other conditions are met, including the redemption or inapplicability of CB Bancshares' poison pill, we will not be able to consummate our proposed exchange offer. Accordingly, if you want the opportunity to exchange your shares of CB Bancshares common stock for the consideration specified in our proposed exchange offer, as it may be amended, you should vote for the Control Share Acquisition Proposal by signing, dating and promptly mailing the enclosed BLUE proxy with a vote FOR the authorization for the acquisition of CB Bancshares shares. If the Control Share Acquisition Proposal is not approved, you may lose the opportunity to receive the consideration we are offering in the proposed exchange offer, which offers you a substantial premium over the price at which CB Bancshares shares were trading before the public announcement of our proposal.

        As more fully described below under "The Control Share Acquisition Proposal," the Hawaii Control Share Acquisitions statute generally provides that (subject to certain exceptions), where an acquiring person's acquisition of securities would give it beneficial ownership over 10% or more of a company's voting securities, unless the shareholders of the issuing public corporation have voted to approve the person's or entity's request to acquire and vote those securities, the acquiring person will be denied the power to vote the securities for a year and the company may redeem the securities. The Special Meeting has been called at our request to enable CB Bancshares shareholders to vote on the maintenance of voting rights with respect to shares we may acquire in our proposed exchange offer or otherwise.

        A vote to authorize the acquisition of CB Bancshares common stock pursuant to the exchange offer will not obligate you to tender your shares of CB Bancshares common stock pursuant to the proposed exchange offer. Approval of the Control Share Acquisition Proposal does not mean the proposed exchange offer can or will proceed. Consummation of the proposed exchange offer, however, is conditioned upon, among other things, your authorization of our proposed acquisition of CB Bancshares common stock under the Hawaii Control Share Acquisitions statute. Authorization for the acquisition of CB Bancshares common stock pursuant to the proposed exchange offer is the first step in affording CB Bancshares shareholders the opportunity to decide for themselves whether to exchange their shares of CB Bancshares common stock pursuant to the proposed exchange offer. Each shareholder of record as of the Record Date will be entitled to vote at the Special Meeting, even if such shareholder has sold its CB Bancshares common stock after the Record Date.

        By voting in favor of the Control Share Acquisition Proposal, a shareholder is not prohibited from later voting against any proposed business combination involving CB Bancshares and CPF.

        When the proposed exchange offer is commenced, tendering shares of CB Bancshares common stock pursuant to the proposed exchange offer will NOT constitute a vote in favor of the Control Shares Acquisition Proposal. This is your opportunity to vote in favor of the Control Share Acquisition Proposal. You must vote for the Control Share Acquisition Proposal by using the enclosed BLUE proxy card or by voting in person at the Special Meeting.

        Whether or not you plan to attend the Special Meeting, we urge you to vote FOR the Control Share Acquisition Proposal described in this proxy statement and "Grant Authority" to vote to adjourn the Special Meeting by signing and returning the accompanying BLUE proxy card in the enclosed postage-paid envelope. Given the extraordinarily short time period that your board has approved for solicitation of proxies, it is imperative that you act now to support our proposal.

        Unless revoked in the manner set forth below in the section entitled "Method of Counting Votes", BLUE proxies will be voted at the Special Meeting in accordance with the written instructions specified in the proxy. In the absence of written instructions, BLUE proxies will be voted FOR the Control Share Acquisition Proposal described in this proxy statement.

        The method for counting votes and the effects of abstaining from voting at the Special Meeting and so-called "broker non-votes" are described below in the section entitled "Voting Procedures."

        The proxies named in the accompanying BLUE proxy card will not have discretionary authority to vote on any of the matters specifically described in this proxy statement. We have no reason to believe that any proposal other than that described in this proxy statement will come before CB Bancshares' shareholders at the Special Meeting. However, if other proposals are introduced at the Special Meeting, the proxies named in the accompanying BLUE proxy cards will vote shares represented by BLUE proxies on any such other matters in their discretion.

        We urge you NOT to sign the WHITE proxy card or ANY other proxy card sent by CB Bancshares.

        If you deliver a revocation of a proxy to the Secretary of CB Bancshares, please also send a copy of such notice of revocation to:

Central Pacific Financial Corp.
c/o MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

        If you have questions about voting your shares of CB Bancshares or the proposal to authorize our acquisition of CB Bancshares shares, please call MacKenzie Partners, Inc., the Information Agent for our proposed exchange offer, toll free at (800) 322-2885 or collect at (212) 929-5500.

QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION

Q:
Who is soliciting your proxy?

A:
We are Central Pacific Financial Corp. and our wholly owned subsidiary Central Pacific Bank, or CPF. As of the date of this proxy statement, we beneficially owned 88,741 shares of CB Bancshares' common stock, representing approximately 2.27% of their outstanding shares. We are a Hawaii bank holding company with approximately $2.0 billion in assets. For more information on participants in our proxy solicitation, please see "Solicitation of Proxies" on page     .

Q:
Why are we soliciting your proxy?

A:
We are proposing to acquire at least a majority and up to 100% of the outstanding shares of CB Bancshares common stock pursuant to our proposed exchange offer. We have tried and would still like to negotiate a friendly combination with CB Bancshares, but they have rejected our proposal. If they will not negotiate with us, however, we think that you should be able to consider our proposal yourself. As more fully described below in the section entitled "Hawaii Control Share Acquisitions Statute," we must first receive CB Bancshares shareholder authorization before we can acquire and vote CB Bancshares shares that would entitle us to beneficially own 10% or more of the voting power of CB Bancshares in the election of its directors. In addition, other conditions would need to be met before we could proceed with the proposed exchange offer, including the redemption or elimination of the CB Bancshares' poison pill. The following is a brief background of the facts leading up to our proposal:

•
In March 2002, we approached CB Bancshares with a proposal to negotiate a merger of CB Bancshares and us.

•
On March 17, 2003, we sought a meeting with CB Bancshares to discuss the possible combination of our two companies similar to the terms discussed in this proxy and our preliminary prospectus. During March and April of 2003, we continued to seek a friendly business combination. On May 5, 2003, CB Bancshares announced that it rejected our proposal. Our merger proposal and CB Bancshares' response to date, are described below in the section entitled "Background Information—Discussions Between CPF and CB Bancshares." Despite their rejection of our proposal, we remain very interested in pursuing discussions and negotiations with CB Bancshares' board of directors regarding such a merger transaction.

•
Subject to the satisfaction of various conditions, including the redemption of, or the deemed inapplicability of, CB Bancshares' poison pill and the receipt of all necessary regulatory approvals, including the expiration or termination of any applicable waiting periods, we expect to commence our proposed exchange offer for all outstanding shares of CB Bancshares common stock, on the terms and subject to conditions set forth in our proposed exchange offer. Please refer to the preliminary prospectus in our Registration Statement on Form S-4, as filed with the SEC on May 5, 2003. As used herein, "our proposed exchange offer" means the proposed exchange offer, as amended or supplemented from time to time. On the terms and subject to the conditions specified in the proposed exchange offer, we are offering to exchange for each share of CB Bancshares common stock, based on CB Bancshares' recent 10% stock dividend, $19.09 and 1.7233 shares of our common stock, the maximum amount of cash or the maximum amount of stock, subject to adjustment. If you elect to receive the maximum amount of cash or the maximum amount of stock, your election may be subject to proration. See "The Exchange Offer—Election and Proration Procedures" on page 30 of the preliminary prospectus. Regardless of the type of consideration you elect to receive, the value of the cash, stock or cash and stock, that you receive will equal the per share consideration, which is determined by adding $19.09 to the product of 1.7233 and the average closing price of our common stock over a 20-day period ending one trading day prior to the close of our proposed exchange offer.

  •
  Without (i) the approval of the Control Share Acquisition Proposal of at least a majority of the outstanding shares of CB Bancshares; (ii) the receipt of all necessary approvals, including the expiration or termination of any applicable waiting periods; (iii) the inapplicability of the poison pill to our proposed exchange offer; and (iv) the fulfillment of certain other conditions, we will not be able to consummate our proposed exchange offer.

Q:
Are we prepared to acquire CB Bancshares?

A:
Yes. We would very much like to promptly negotiate and execute a mutually acceptable merger agreement with CB Bancshares. If CB Bancshares will not negotiate with us, however, upon satisfaction of various conditions, including the redemption of, or the deemed inapplicability of, CB Bancshares' poison pill and receipt of all necessary regulatory approvals, including the expiration or termination of any applicable waiting periods, we also expect to commence an exchange offer for at least a majority and up to 100% of the outstanding shares of CB Bancshares.

Q:
Why has CB Bancshares set the meeting date for May 28, 2003?

A:
Under the Hawaii Control Share Acquisitions statute, CB Bancshares has determined to use the minimum time allowed under the statute to hold the special meeting. We wish CB Bancshares had allowed you more time to evaluate the proxy materials, and we hope that they will reschedule the meeting date to allow you sufficient time to consider the proxy materials. We are not in control of fixing the meeting date.

Q:
Who can vote at the special meeting?

A:
If you owned CB Bancshares shares on May 5, 2003 (the "Record Date"), you have the right to vote at the Special Meeting. Even if you sold your shares after the Record Date, you are still entitled to vote at the Special Meeting. We believe that as of the close of business on the Record Date, there were                        shares of common stock of CB Bancshares issued and outstanding and entitled to vote. Shareholders have one vote for each share of common stock they own with respect to all matters to be considered at the Special Meeting. However, under Hawaii law, we will not be able to vote our shares with respect to the Control Shares Acquisition Proposal.

Q:
How many shares must be voted in favor of the proposal to effect it?

A:
Assuming that a quorum, defined as holders of not less than a majority of the shares of CB Bancshares common stock outstanding and entitled to vote, is present in person or by proxy at the Special Meeting, the Control Share Acquisition Proposal will require the affirmative vote of a majority of the votes eligible to be cast. However, under Hawaii law, we will not be able to vote our shares with respect to the Control Shares Acquisition Proposal.

Q:
What should you do to vote?

A:
Sign, date and return the enclosed BLUE proxy card TODAY in the envelope provided. For more information on how to vote your shares, please see "Voting Procedures" on page     .

Q:
If I vote for your proposal, do I have to tender my shares?

A:
No. A vote in favor of our shareholder proposals described in this proxy statement will not obligate you to tender your shares of CB Bancshares common stock pursuant to our proposed exchange offer, nor is it an approval of the proposed exchange offer. It is important to note that we have not commenced our proposed exchange offer. Such exchange offer can only commence upon delivery to you of a prospectus AND a letter of transmittal. We will send you appropriate information in the event we commence our proposed exchange offer.

Q:
What is the effect of the 10% stock dividend declared by CB Bancshares with respect to the shares of CB Bancshares common stock?

A:
On April 29, 2003, CB Bancshares declared a 10% stock dividend to be payable on June 27, 2003 to CB Bancshares shareholders of record as of June 16, 2003. On May 1, 2003, we notified CB Bancshares that the total consideration we are offering to CB Bancshares will remain unchanged after taking into account the 10% stock dividend, which means that after payment of the stock dividend, the per share amounts of cash to be paid and shares of our common stock to be issued, will be adjusted from $21.00 to $19.09 in cash and from 1.8956 to 1.7233 shares of our common stock per share of CB Bancshares common stock. In other words, the aggregate amount of consideration to be paid for all of the outstanding shares of CB Bancshares common stock remains unchanged.

Q:
Who do you call if you have questions about the solicitation?

A:
Please call MacKenzie Partners toll free at (800) 322-2885.

IMPORTANT

        PLEASE REVIEW THIS DOCUMENT AND THE ENCLOSED MATERIALS CAREFULLY. YOUR VOTE IS VERY IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

VOTING AT THE SPECIAL MEETING

Proposals to be Considered

        At the Special Meeting, you will be asked (i) to approve a resolution of CB Bancshares shareholders authorizing the acquisition of shares of CB Bancshares common stock under the Hawaii Control Share Acquisitions statute, or the Control Shares Acquisition Proposal and (ii) to confer authority on the proxies named in the proxy card to initiate and vote for one or more proposals to adjourn the Special Meeting for any reason, including to allow the solicitation of additional votes, if necessary, to authorize the Control Share Acquisition Proposal under the Hawaii Control Share Acquisitions statute. Approval of the resolution is not an approval of the proposed exchange offer. Approval will demonstrate that you think our proposal is a good one, and in light of CB Bancshares' rejection of our proposal, that you want to consider our proposal yourself. Unless CB Bancshares will negotiate with us, we intend to purchase shares pursuant to our proposed exchange offer, subject to the additional conditions that must be met to conduct the exchange offer, including the redemption of, or inapplicability of, CB Bancshares' poison pill.

        In addition to the acquisition of shares in our proposed exchange offer, we reserve the right to purchase shares of CB Bancshares common stock in privately negotiated transactions and in open market purchases. If the Control Share Acquisition Proposal is not approved, you will likely lose the opportunity to receive the consideration we are offering in the proposed exchange offer.

        If sufficient proxies are not received to approve the Control Share Acquisition Proposal, we may seek to adjourn the Special Meeting to allow additional time to solicit votes.

Vote Required

        Based on currently available public information, a quorum will exist at the Special Meeting if holders of not less than a majority of the shares of CB Bancshares common stock outstanding and entitled to vote at the Special Meeting are present in person or by proxy. If a quorum is present, in order for us to be able to acquire and vote shares of CB Bancshares acquired in excess of 10% of the outstanding shares, our proposal will require the affirmative vote of at least a majority of the votes eligible to be cast. Consequently, shares that are not voted in favor of the proposal will be counted as a "NO" vote. Under Hawaii law, however, we will not be able to vote our shares with respect to the Control Share Acquisition Proposal.

WE STRONGLY RECOMMEND THAT YOU VOTE IN FAVOR OF THE CONTROL SHARE ACQUISTION PROPOSAL DESCRIBED IN THIS PROXY STATEMENT. SEND A MESSAGE TO YOUR BOARD THAT YOU WOULD LIKE TO BE ABLE TO CONSIDER OUR PROPOSED EXCHANGE OFFER.

Method of Counting Votes

        The holders of not less than a majority of the number of shares of CB Bancshares common stock outstanding and entitled to vote at the Special Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions will be included for purposes of determining whether a quorum exists, but broker non-votes will not. After a quorum is determined to exist at the Special Meeting, abstentions or broker non-votes with respect to particular proposals brought to a vote will have no effect on the outcome of the vote on such proposal. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. Accordingly, if your shares of CB Bancshares common stock are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the Special Meeting.

        Based on the Definitive Proxy Statement filed by CB Bancshares with the SEC on March 13, 2003, there were 3,902,309 shares of CB Bancshares common stock issued and outstanding as of March 4, 2003. Each share of CB Bancshares common stock entitles the holder thereof to one vote per share on the proposals covered by this proxy statement (provided that, as described herein, shares which are beneficially owned by us may be excluded for certain purposes).

        Each shareholder of record on the Record Date will be entitled to vote at the Special Meeting, even if such shareholder has sold its CB Bancshares shares after the Record Date.

        If you want the Control Share Acquisition Proposal described in this proxy statement to be approved at the Special Meeting, you should execute and return the BLUE proxy in the enclosed envelope with a vote FOR the Control Share Acquisition Proposal and should specifically advise any bank, broker or other party holding shares of CB Bancshares common stock as a custodian or in a nominee capacity to vote FOR the Control Share Acquisition Proposal.

        Whether or not you plan to attend the Special Meeting, we urge you to vote FOR the Control Share Acquisition Proposal by so indicating on the accompanying BLUE proxy card and immediately mailing it in the enclosed postage paid envelope. You may revoke your proxy at any time before it is voted at the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to CB Bancshares Inc., 201 Merchant Street, Honolulu, Hawaii 96813. Although a revocation will be effective if delivered only to CB Bancshares, please also send a copy of any such notice of revocation or later dated proxy to Central Pacific Financial Corp., c/o MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016.

        Proxies for the Special Meeting may also be revoked by voting in person at the Special Meeting, although attendance at the Special Meeting will not in and of itself revoke a proxy. Unless revoked in the manner set forth above, BLUE proxies received by us in the accompanying form will be voted at the Special Meeting only in accordance with the written instructions of the beneficial owner of the underlying shares. In the absence of written instructions, BLUE proxies in the form accompanying this proxy statement will be voted:

  •
  FOR the authorization for the acquisition of CB Bancshares shares under the Hawaii Control Share Acquisitions statute proposed exchange offer, or the Control Share Acquisition Proposal, which would remove one important obstacle to our ability to conduct the proposed exchange offer; and

  •
  FOR adjournment of the Special Meeting (should we deem it desirable to provide additional time to solicit additional votes).

Abstentions and Broker Non-Votes

        Any abstention from voting on a proxy which has not been revoked will count as a vote withheld (and thus will have the same practical effect as a "no" vote with respect to the Control Share Acquisition Proposal), but will be included in computing the number of shares of CB Bancshares common stock present for purposes of determining whether a quorum is present at the Special Meeting. If a broker indicates on a proxy which has not been revoked that it does not have discretionary authority to vote the shares subject to the proxy (a so-called "broker non-vote"), the CB Bancshares shares represented by that proxy will also be considered present for purposes of determining the presence of a quorum at the Special Meeting but will not entitled to vote with respect to the applicable proposal. Therefore, a broker non-vote will also have the same practical effect as a "no" vote on the Control Share Acquisition Proposal.

Voting Procedures

1.
If your shares are registered in your own name, please sign, date and mail the enclosed BLUE proxy card to MacKenzie Partners in the postage-paid envelope provided today.

2.
If you have previously signed and returned a proxy card to CB Bancshares, you have every right to change your vote. Only your latest dated card will count. You may revoke any proxy card already sent to CB Bancshares by signing, dating and mailing the enclosed BLUE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the Special Meeting by delivering a written notice of revocation or a later dated proxy for the Special Meeting to MacKenzie Partners or the Secretary of CB Bancshares, or by voting in person at the Special Meeting.

3.
If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a BLUE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed BLUE proxy card in the postage-paid envelope provided. To ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a BLUE proxy card to be issued representing your shares.

4.
After signing the enclosed BLUE proxy card, do not sign or return the WHITE proxy card sent by CB Bancshares unless you intend to change your vote, because only your latest dated proxy card will be counted.

        If you have any questions about giving your proxy or require assistance, please call:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016
Call Toll-Free: (800) 322-2885
Banks and Brokerage Firms Call Collect: (212) 929-5500

        This proxy statement is neither a request for the tender of shares nor an offer with respect thereto. The offer will be made only by means of the Offer to Purchase and Letter of Transmittal which will be forwarded to you after the effective date of the Registration Statement. A vote in favor of the Control Share Acquisition Proposal will not require that you tender shares in the proposed exchange offer. Approval of the Control Share Acquisition Proposal will help make it possible for you to have the opportunity to decide for yourself whether to accept the proposed exchange offer. If you are a shareholder as of the Record Date, you will be entitled to vote at the Special Meeting even if you sold your shares of CB Bancshares common stock after the Record Date.

BACKGROUND INFORMATION

Discussions between CPF and CB Bancshares

        From time to time during the past few years, we have considered expanding our respective operations through acquisitions of other companies. In December 1999, CB Bancshares approached CPF to discuss a proposal to combine the companies. CB Bancshares proposed that their senior management team assume key management positions in the resulting company. CPF's management discussed the proposal with its board of directors and rejected the offer.

        In May 2002, CPF approached CB Bancshares with a proposal to acquire their company in a stock merger transaction. CB Bancshares declined to accept the proposal.

        On February 26, 2003, we began purchasing shares of CB Bancshares common stock in the open market. We accumulated 2.27% of CB Bancshares' outstanding common stock by March 13, 2003. On March 17, 2003, representatives of Bear, Stearns & Co. Inc., our financial advisor in connection with the proposed CB Bancshares acquisition, met informally with Ronald K. Migita, the President and Chief Executive Officer of CB Bancshares, and Dean K. Hirata, the Chief Financial Officer of CB Bancshares, to present our offer to merge with CB Bancshares. After their presentation, Bear Stearns stated that our Chairman and Chief Executive Officer was standing by and would like to personally deliver a written offer consistent with the Bear Stearns presentation. Messrs. Migita and Hirata refused to meet with Mr. Arnoldus, and Bear Stearns then attempted to give the first offer letter to Mr. Migita and Mr. Hirata, who declined to accept it. On March 19, 2003, Mr. Migita communicated with the representatives of Bear Stearns and requested a meeting for April 2, 2003 to obtain additional information concerning the offer.

        On March 21, 2003, Clint Arnoldus, our Chief Executive Officer, messengered the March 17, 2003 offer letter to Mr. Migita at CB Bancshares. On March 24, 2003, our Chief Financial Officer, spoke with Mr. Hirata and confirmed receipt of the March 21, 2003 letter with the first offer letter attached thereto.

        On April 2, 2003, Messrs. Arnoldus and Kanda and Mr. Migita, Richard Lim and Warren Y. Kunimoto of CB Bancshares met to discuss the first offer letter. Also in attendance were representatives of Bear Stearns.

        At that meeting, Mr. Arnoldus reviewed our view of the benefits of the merger to the shareholders, employees, customers, and communities in which both companies operate. Bear Stearns reviewed again the assumptions underlying the pricing of the offer and other financial aspects of the merger, including consolidation and cost savings opportunities. Mr. Arnoldus also indicated our desire to add representatives of CB Bancshares' board to our board of directors following the merger and a willingness to discuss appropriate positions for CB Bancshares' senior management. During this discussion Messrs. Migita and Lim stated that, notwithstanding that CPF shareholders would own approximately 68% of the outstanding shares of the surviving corporation with the shareholders of CB Bancshares owning approximately 32%, senior management of CB Bancshares should become senior management of the merged company because, in their view, they were of superior quality. It was also revealed during this meeting that CB Bancshares' board of directors had not yet met, or scheduled a meeting, to consider the offer, and that CB Bancshares' board of directors had not retained a financial advisor or special legal counsel. Messrs. Arnoldus and Kanda were left with the impression that the CB Bancshares' board of directors had not received, or otherwise been informed of the terms of, the March 17 offer letter.

        At the conclusion of the April 2, 2003 meeting, the officers of CB Bancshares indicated that they would contact us by April 4 to inform us of CB Bancshares' proposed timetable. No one at CB Bancshares contacted us by that date to discuss a timetable for the offer or the offer itself. As a result, on April 4, 2003, we sent another copy of our March 17, 2003 offer to each of CB Bancshares'

directors to eliminate any doubt as to whether the CB Bancshares board of directors had received it, and requested a reply by April 11, 2003. While CB Bancshares acknowledged receipt of our letter, we received no reply to its terms, other than CB Bancshares' request not to send any more communications to their directors but only to communicate with Mr. Migita.

        On April 16, 2003, we entered into a voting agreement with TON Finance, B.V., pursuant to which TON agreed to vote 295,587 shares of its CB Bancshares common stock in favor of the CB Bancshares acquisition, which, when added to the shares we own, represent slightly less than 9.9% of CB Bancshares' outstanding shares. TON has agreed to vote the remaining 52,677 of its CB Bancshares shares in favor of the CB Bancshares merger only after any required shareholder approval under the Hawaii Control Share Acquisitions statute, which is described below under "Conditions to the Exchange Offer—Control Share Condition." On April 25, 2003, we filed a Schedule 13D, which describes the voting agreement.

        On April 16, 2003, we sent a letter to CB Bancshares dated April 15, 2003, setting forth again our offer for a business combination between CB Bancshares and CPF. The terms of the April 15 letter were equivalent to those of our March 17 letter. On April 16, 2003, we issued a press release which attached a copy of the letter.

        The full text of the CPF letter is as follows:

  April 15, 2003

  Board of Directors
  CB Bancshares, Inc.
  201 Merchant Street
  Honolulu, Hawaii 96813

Attention:	Mr. Ronald K. Migita President and Chief Executive Officer

  Dear Mr. Migita:

          We are very disappointed by CB Bancshares, Inc.'s ("CB") lack of response to our March 17th offer to combine CPB Inc. ("CPB") and CB Bancshares, Inc. through a cash-and-stock transaction valued at $70 per share (the "Merger"), which represents a 62.3% premium over your unaffected stock price (the price on February 25, 2003, the day before CPB began buying in the open market the 88,741, or 2.27%, of the outstanding CB shares we currently own). Our proposal also presents a unique opportunity to create a stronger Hawaii-focused bank with enhanced capability to deliver superior results for your shareholders and benefits to your customers, employees and the State of Hawaii—benefits that CB cannot realistically expect to achieve on its own in the foreseeable future.

          The preservation of our unique island culture requires Hawaii-based business institutions that can compete with mainland-based and foreign-owned banks. The resurgence of our island economy depends on strong banks focused on the small to medium sized businesses that will help drive economic recovery. Our combination would create a competitive Hawaii-based bank whose lending, investing and contribution decisions would be made locally, by people who know, understand and love Hawaii.

  History of this Proposal

          The basic terms of this offer were outlined in a meeting held between certain members of CB's senior management and our financial advisor, Bear, Stearns & Co. Inc., on March 17, 2003. In response to your refusal to receive our written offer, or to meet with us on that day, we delivered our March 17th offer to you on March 21, 2003. You agreed to meet with us on April 2, 2003, for the limited purpose of clarifying the proposal, but were unwilling to enter into substantive discussions. At that meeting, you also told us that your Board had not met, or scheduled a meeting, to consider our offer, and that no financial advisor had been retained by your Board.

          At the conclusion of the April 2nd meeting, you indicated that you would contact us by April 4th to inform us of your proposed timetable. You did not contact us by that date or thereafter. As a result, on April 7th we sent another copy of our March 17th offer to each of your directors to eliminate any doubt that they had not received it, and requested a reply by April 11th. While you acknowledged receipt of our letter, no reply to its terms was received. In short, despite our numerous efforts to meet and confer on this combination, we have not received any meaningful response from CB Bancshares to our offer.

  The Combined Company

          We believe the merger of our banks will create a much stronger and higher performing company through:

    •
    The financial strength to compete more effectively for customers and better address the needs of the residents and businesses of Hawaii;

    •
    The anticipated significant accretion to earnings per share of the combined company;

    •
    CB shareholders' participation in future growth through their ownership of NYSE-listed CPB common stock to be received in the Merger;

    •
    A dividend increase of approximately 290% over CB's current payout rate;

    •
    A strong balance sheet and high quality loan portfolio, with excellent access to the capital markets;

    •
    A very strong management team with a record of consistent performance; and

    •
    Additional career opportunities for high performing employees who contribute to the success of the resulting company.

          Based on the significant premium we are offering and the anticipated performance of the resulting company, we believe that if given the opportunity to act on our proposal, your shareholders would enthusiastically accept it. Indeed, your largest shareholder, TON Finance, B.V., has agreed to vote 295,587 shares of its CB common stock (which, when added to the shares CPB owns, represent slightly less than 9.9% of CB's outstanding shares) in favor of the Merger, a tender/exchange offer CPB may make prior to the Merger, and other proposals having the intended effect of facilitating such transactions, at any CB shareholders' meeting considering or in connection with the solicitation of consents from CB shareholders for approval of such transactions. TON Finance, B.V., has further agreed to vote the remaining 52,677 of its shares under its voting agreement with us only after receipt of any required shareholder approval under the Hawaii Control Share Acquisitions Statute, but until such time retains the right to vote these shares in its discretion.

  Terms of Our Proposal

          For all these reasons, we would like to review the key elements of our proposal, based upon a transaction to be negotiated with you, as follows:

  1.
  Offer Price. We are prepared to offer 1.8956 shares of CPB's NYSE-listed common stock plus $21 in cash for each share of CB common stock. Based on CPB's closing price on April 14,

    2003, this represents an offer of $70 per CB share, comprised of approximately 30% in cash and 70% in CPB common stock (the "Merger Consideration"). The Merger Consideration represents a premium of 62.3% over CB's closing price as reported on the NASDAQ on February 25, 2003, the day before CPB started to buy CB's shares on the open market, and a 54% premium over the closing price on April 14, 2003.

  2.
  Structure. The combination will be accomplished through a merger of CPB and CB (the "Merger") with CPB being the resulting corporation. The Merger will be structured so that the CPB stock received in the Merger should be tax-free to CB's shareholders. Central Pacific Bank and City Bank will also be merged immediately following the Merger, with Central Pacific Bank being the resulting bank.

  3.
  Treatment of Stock Options. Any options to acquire shares of CB that remain unexercised upon consummation of the Merger will be converted into options to acquire shares of CPB, with appropriate adjustments to reflect the Merger.

  4.
  Employee Benefits. All CB employees will be eligible to participate in CPB's benefit programs and will receive credit for their tenure at CB.

  5.
  Board Representation and Management. In connection with our negotiations we would discuss what number of members of CB's current Board of Directors would be appropriate to add to CPB's Board of Directors following the merger. We propose that the resulting corporation establish an Advisory Board to include those current members of CB's Board of Directors who do not join CPB's Board of Directors following the Merger plus additional prominent community members to be selected by the resulting corporation's Board. We would also discuss appropriate roles for CB's current management team with the understanding that I would continue as Chairman, President, and Chief Executive Officer of CPB following the Merger.

  6.
  Conditions. The terms of the Merger will be set forth in detail in a definitive merger agreement, which would contain representations, warranties and conditions customary for a transaction of this type, including, without limitation, all necessary determinations by your Board of Directors to exempt this transaction under your Shareholder Rights Plan and under the Control Share Acquisitions Act of the State of Hawaii. Such conditions would include, but not be limited to, satisfactory completion of due diligence, receipt of all necessary regulatory, shareholder and corporate approvals, and the absence of any material adverse changes. Customary protections for the transaction (e.g., break-up fees, non-competition agreements) will be included. We anticipate that the definitive agreement will be negotiated and prepared in conjunction with our due diligence process.

          Given the significant premium that we are offering to your shareholders, and the obvious benefits the Merger would provide to all of CB's stakeholders, we are puzzled by your failure to respond meaningfully to our offer for more than four weeks. Our strong preference is to negotiate the structure and terms of this combination and the various factors involved for a successful integration of our companies with your Board of Directors, but if you continue to refuse to discuss our proposal and prevent your shareholders from considering it, we reserve the right to bring it directly to the CB shareholders for their consideration. In view of the significance of our proposal to both companies and their shareholders, we intend to publicly announce our proposal on Wednesday, April 16, 2003.

          I would like to reiterate our strong preference to work with you in a professional and constructive manner to complete this transaction so that its full potential can be realized. If you have any questions, please call me. We continue to be available—as we have been for the last month—to meet with you or any member of your management or Board of Directors to review this proposal and the benefits we see in this combination and to negotiate the terms of a definitive agreement.

          The Board of Directors and I continue to believe that the transaction we are proposing is in the interests of both companies' shareholders and all our other constituencies—the customers, the employees, the community and the State of Hawaii. We hope that you and your Board of Directors reconsider your consistent refusal to consider the merits of this combination. We are not, however, prepared to allow an indefinite amount of time to elapse. Therefore, we request that you respond to this proposal before 12 noon, Honolulu time, on April 25, 2003.

Very truly yours,

Clint Arnoldus Chairman, President and Chief Executive Officer

        On April 16, 2003, we held a press conference to announce the proposed business combination publicly to ensure that CB Bancshares' shareholders were aware of the offer. Throughout the rest of the week after April 16, 2003 and the week of April 21, 2003, we discussed the offer with local news media and in conversations with shareholders and investors.

        On April 28, 2003, we requested that CB Bancshares call a special meeting, and deliver an information statement, in accordance with Hawaii's Control Share Acquisitions statute so that CB Bancshares shareholders could vote on our acquisition of CB Bancshares common stock pursuant to our exchange offer.

        On April 28, 2003, we filed applications with the Federal Reserve Bank of San Francisco pursuant to the Bank Holding Company Act and with the Hawaii Commissioner of Financial Institutions for prior approval to acquire control of CB Bancshares and, indirectly, City Bank.

        On April 29, 2003, CB Bancshares announced a 10% stock dividend to be payable on June 27, 2003 to CB Bancshares' shareholders of record on June 16, 2003. On May 1, 2003, we announced that we had notified CB Bancshares that although the total consideration we are offering to CB Bancshares remained unchanged, the per share amounts of cash and shares of our common stock to be paid and issued, pursuant to our offer, would be adjusted in accordance with the 10% stock dividend. Thus, taking into effect the 10% stock dividend to be issued by CB Bancshares on June 27, 2003, the per share amounts offered by us to CB Bancshares shareholders was adjusted from $21.00 in cash and 1.8956 shares of our common stock per share of CB Bancshares common stock (as announced on April 28, 2003) to $19.09 in cash and 1.7233 shares of our common stock per share of CB Bancshares common stock.

        On May 2, 2003, the Hawaii Commissioner of Securities confirmed that we had filed a complete registration statement as of April 30, 2003 under the Hawaii Take-Overs Act. Such registration statement became effective on May 3, 2003.

        On May 5, 2003, CB Bancshares announced that its board of directors set May 28, 2003 as the meeting date of the special meeting we requested under the Hawaii Control Share Acquisitions statute; and that shareholders of record at the close of business on May 5, 2003 will be eligible to vote at the special meeting.

        On May 5, 2003, CB Bancshares also announced that its board of directors rejected our offer to acquire all of the outstanding shares of CB Bancshares common stock for a combination of $19.09 in cash and 1.7233 shares of our common stock per share of CB Bancshares common stock. CB

Bancshares stated that its board of directors concluded that our offer was inadequate from a financial point of view and not in the best interests of its shareholders, employees, customers, suppliers and local communities.

        On May 5, 2003, we delivered a letter to Mr. Migata requesting that CB Bancshares set a new meeting date of June 19, 2003, in order to allow the necessary time to enable all shareholders to have a sufficient opportunity to consider the issues and vote. We also announced our continued commitment to ensuring that the CB Bancshares' shareholders are afforded a meaningful opportunity to evaluate the offer and vote on our proposed acquisition of shares of CB Bancshares common stock.

        On May 5, 2003, we and CB Bancshares filed preliminary proxy materials with the SEC in connection with the special meeting to be held under the Hawaii Control Share Acquisitions Statute.

The Proposed Exchange Offer

        The following is a brief summary of the terms and conditions of our proposed exchange offer. Please refer to the preliminary prospectus included in our Registration Statement on Form S-4 as filed with the SEC on May 5, 2003, for further details regarding our proposed exchange offer.

        On April 28, 2003, we filed a Registration Statement of Form S-4 with the SEC seeking to register the shares of our common stock to be issued in our proposed exchange offer. On May 5, 2003, we filed an amendment to our Registration Statement to reflect, among other things, recent developments and CB Bancshares' recent declaration of a 10% stock dividend, including the resulting adjustment to the per share cash and stock consideration to be paid as a result of such stock dividend. We have not yet commenced the proposed exchange offer. Once commenced, our proposed exchange offer is subject to certain terms and conditions as outlined below and more fully described in the preliminary prospectus included in our Registration Statement on Form S-4 filed with the SEC on May 5, 2003. The purpose of our proposed exchange offer is to acquire control of, and the entire equity interest in, CB Bancshares. Following the completion of our proposed exchange offer and subject to compliance with applicable law, we intend to seek to merge CB Bancshares, offering the same consideration, and subject to the terms and conditions described, in our proposed exchange offer.

        Pursuant to our proposed exchange offer, we propose to exchange each share of CB Bancshares common stock for $19.09 in cash and 1.7233 shares of our common stock, the maximum amount of cash or the maximum amount of stock. If you elect to receive the maximum amount of cash or the maximum amount of stock, your election may be subject to proration. Regardless of the type of consideration you elect to receive, the value of the cash, stock or cash and stock, that you receive will equal the per share consideration, which is determined by adding $19.09 to the product of 1.7233 and the average closing price of our common stock over a 20-day period ending one trading day prior to the close of the proposed exchange offer.

        Our obligation to exchange shares of our common stock and cash for shares of CB Bancshares common stock pursuant to our proposed exchange offer is subject to a number of conditions, some of which may be waived by us, including, but not limited to, the following:

  •
  Your approval under the Hawaii Control Share Acquisition statute (or our determination that such statute is inapplicable or invalid);

  •
  The tender of enough shares CB Bancshares common stock so that, after the completion of the offer, we own a number of shares of CB Bancshares common stock which, together with any shares of CB Bancshares common stock that we beneficially own for our own account, constitutes 75.1% of the total outstanding common shares of CB Bancshares on a fully diluted basis (as though all options or other securities convertible into or exercisable or exchangeable for shares of CB Bancshares common stock had been converted, exercised or exchanged);

  •
  The receipt of all applicable regulatory approvals required to consummate our proposed exchange offer and the proposed merger, or the CB Bancshares acquisition, including the expiration or termination of any applicable waiting periods;

  •
  The approval of the issuance of shares of our common stock pursuant to the CB Bancshares acquisition by the shareholders of CPF;

  •
  CB Bancshares' not having entered into or effectuated any other agreement or transaction with any person or entity having the effect of impairing our ability to acquire CB Bancshares or otherwise diminishing the value of the acquisition of CB Bancshares;

  •
  The board of directors of CB Bancshares having redeemed the Rights (as defined and discussed under "The Exchange Offer—Rights Agreement Condition" on page 51) or the CB Bancshares Rights Agreement having been found inapplicable or illegal;

  •
  Our completion of satisfactory due diligence on CB Bancshares or our waiver of this condition; and

  •
  The Registration Statement filed with the Securities and Exchange Commission, or SEC, relating to our shares of common stock to be issued in the proposed exchange offer, having become effective.

The offer is also subject other terms and conditions discussed in greater detail in the section entitled "The Exchange Offer—Conditions to the Exchange Offer" on page 49 of the preliminary prospectus included in our Registration Statement on Form S-4 filed on May 5, 2003.

        Over the past twelve months, shares of CB Bancshares common stock have traded as low as $            per Share. Based on the respective prices of CB Bancshares and our stock on April 15, 2003 (the day before we publicly proposed a business combination of CB Bancshares and us), the value of the consideration offered in our proposed exchange offer represents:

  •
  a    % premium over the closing price per shares of CB Bancshares common stock on May    , 2003.

        In addition to the Registration Statement (which includes our proposed exchange offer), we have filed pre-commencement communications relating to the proposed exchange offer with the SEC. Those documents and any amendments thereto may be obtained from the SEC, upon payment of the SEC customary charges, by writing to the SEC principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the SEC at the address set forth immediately above. This information also is available on the SEC website at http://www.sec.gov.

        If the acquisition of shares of CB Bancshares common stock under the Control Share Acquisitions statute pursuant to our proposed exchange offer is not authorized by you at the Special Meeting, shares of CB Bancshares common stock will not be accepted for exchange pursuant to our proposed exchange offer unless we are satisfied, in our sole discretion, that the provisions of the Hawaii Control Share Acquisitions statute are invalid or inapplicable to the acquisition of shares of CB Bancshares common stock by us pursuant to our proposed exchange offer, and all other conditions of the proposed exchange offer are met, including the redemption or inapplicability of CB Bancshares' poison pill.

        If you vote to authorize the acquisition of shares of CB Bancshares common stock under the Control Share Acquisitions statute pursuant to the proposed exchange offer, you are NOT obligated to tender CB Bancshares shares pursuant to our proposed exchange offer, and will NOT be prohibited from later voting against any other proposed control share acquisition or business combination involving CB Bancshares and us. Shareholder approval for our acquisition of CB Bancshares shares pursuant to our proposed exchange offer, to the extent required by law, only removes one obstacle to providing CB Bancshares' shareholders the opportunity to decide for themselves whether to exchange their CB Bancshares shares pursuant to our proposed exchange offer. To proceed with the proposed exchange offer all other conditions of the proposed exchange offer must be met, including the redemption or inapplicability of CB Bancshares' poison pill.

THE CONTROL SHARE ACQUISITION PROPOSAL

        General.    We are soliciting your proxy in favor of adopting the Control Share Acquisition Proposal at the Special Meeting. The full text of shareholder resolutions to effect the proposal is contained in Annex C to this proxy statement. In addition to the acquisition of shares of CB Bancshares common stock in our proposed exchange offer, we reserve the right to purchase shares of CB Bancshares common stock in privately negotiated transactions and in open market purchases.

        BY ADOPTING THE CONTROL SHARE ACQUISITION PROPOSAL YOU REMOVE ONE OBSTACLE TO OUR ABILITY TO GIVE YOU THE RIGHT TO DECIDE WHETHER TO TENDER YOUR SHARES UPON THE COMMENCEMENT OF OUR PROPOSED EXCHANGE OFFER. IF YOU DO NOT VOTE IN FAVOR OF OUR PROPOSAL, YOU WILL IMPAIR OUR ABILITY TO PROCEED WITH THE PROPOSED EXCHANGE OFFER. YOU SHOULD NOTE THAT THERE CAN BE NO ASSURANCE THAT THE ADOPTION OF THE CONTROL SHARE ACQUISTION PROPOSAL WILL ENSURE THE CONSUMMATION OF SUCH A TRANSACTION. WE RECOMMEND THAT YOU SIGN, DATE AND RETURN THE BLUE PROXY CARD TODAY IN FAVOR OF OUR PROPOSALS.

        We are seeking your approval to acquire at least a majority and up to 100% of the outstanding shares of CB Bancshares common stock pursuant to our proposed exchange offer, which is one condition that must be satisfied for our proposed exchange offer to proceed. However, the Hawaii Control Share Acquisitions statute generally prohibits us from voting any shares acquired in excess of 10% of the outstanding shares of CB Bancshares without the approval of at least a majority of the shareholders of CB Bancshares, excluding any shares owned by us.

        The Hawaii Control Share Acquisitions Statute.    The following summary is not intended to be a complete summary of the Hawaii Control Share Acquisitions statute and is qualified in its entirety reference to the Hawaii Control Share Acquisitions statute and the Hawaii Business Corporation Act.

        The Hawaii Control Share Acquisitions Statute (Chapter 414E of the Hawaii Business Corporation Act) provides that, unless the articles of incorporation of an issuing public corporation expressly provide otherwise, any control share acquisition of such corporation shall be made only with the prior authorization of the shareholders. An "issuing public corporation" is defined in the Hawaii Revised Statutes as a corporation, such as CB Bancshares, organized under the laws of Hawaii, with 100 or more shareholders that has its principal place of business or substantial assets located in Hawaii.

        A "control share acquisition" is defined in the Hawaii Revised Statute as the acquisition of shares of an issuing public corporation resulting in beneficial ownership by such person resulting in a new range of voting power equal to:

  •
  at least 10% but less than 20%;

  •
  at least 20% but less than 30%;

  •
  at least 30% but less than 40%;

  •
  at least 40% but less than 50%; or

  •
  at least a majority.

        Any person who proposes to make a control share acquisition must deliver an "information statement" to the issuing public corporation, which statement must include following:

  •
  the identity of the person/entity

  •
  a reference that the statement is made under Chapter 414E of the Hawaii Revised Statutes

  •
  the number of shares of the issuing public corporation beneficially owned by the person/entity

  •
  a specification of which of the following ranges of voting power in the election of directors would result from consummation of the control share acquisition:

  •
  at least 10% but less than 20%;

  •
  at least 20% but less than 30%;

  •
  at least 30% but less than 40%;

  •
  at least 40% but less than a majority; or

  •
  at least a majority.

  •
  the terms of the proposed control share acquisition, including, but not limited to:

  •
  the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; and

  •
  any plans or proposals of the acquiring person to liquidate the issuing public corporation, sell all or substantially all of its assets, or merge it or exchange its shares with any other person/entity, change the location of its principal executive office or a material portion of its business activities, change materially its management or policies of employment, or alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management, personnel, and such other information which would affect the decision of a shareholder with respect to voting on the proposed control share acquisition.

        We delivered an information statement (the "CPF Information Statement") to CB Bancshares on April 28, 2003. A copy of the CPF Information Statement is attached hereto as Annex B.

        Within five (5) days of receipt of an information statement, the directors of the issuing public corporation must call a special shareholders meeting to vote on the proposed acquisition. The special shareholders meeting must be held within 55 days of receipt of the information statement, unless the acquiring person otherwise agrees.

        On May 2, 2003, we were notified by CB Bancshares that the special meeting would be held on May 28, 2003 at                        to vote on the proposed acquisition.

        The issuing public corporation is required to send a notice of the special meeting within 25 days of receipt of the information statement to all shareholders of record as of the record date set for such meeting, together with a copy of the information statement and a statement of the issuing public corporation the proposed control share acquisition that is:

  •
  recommends acceptance of;

  •
  expresses no opinion and is remaining neutral toward; or

  •
  is unable to take a position with respect to.

        The acquiring person may make the proposed control share acquisition only if:

  •
  at a meeting at which a quorum is present, the control share acquisition is authorized by a majority of the holders of the voting power entitled to vote represented in person or by proxy at such meeting and the control share acquisition is authorized by a majority of the portion of the voting power represented at the meeting in person or by proxy, excluding shares beneficially owned by the acquiring person; and

  •
  such acquisition is consummated, in accordance with the terms so authorized, within 180 days following such authorization.

        Failure to receive shareholder authorization for such an acquisition will result in those shares acquired being denied voting rights for one year after the acquisition and being subject to redemption by the issuing public corporation.

        Dissenters' rights are not available to shareholders of an issuing public corporation in connection with the authorization of a control share acquisition.

        The foregoing summary does not purport to be a complete statement of the provisions of the Hawaii Control Share Acquisition statute. The foregoing summary is qualified in its entirety by reference to the Hawaii Control Share Acquisitions statute (a copy of which is attached as Annex A to this proxy statement).

        If the Control Share Acquisition Proposal is not approved, we will be prohibited from acquiring shares of CB Bancshares common stock pursuant to our proposed exchange offer even if a majority of CB Bancshares shareholders desire to exchange their shares for our common stock.

WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE
CONTROL SHARE AQUISITION PROPOSAL

        Approval of the Control Share Acquisition Proposal does not require CB Bancshares' board to take any specific action, nor prohibit them from taking any specific actions. However, we believe it will tell CB Bancshares' board that CB Bancshares' shareholders think our proposal should be considered seriously, and that if CB Bancshares won't consider it, that shareholders want the opportunity to determine for themselves whether to exchange their shares of CB Bancshares common stock for our common stock. In order to implement this shareholder resolution if it were adopted, CB Bancshares' directors could take a number of actions, including, but not limited to, the following:

  •
  It could recommend in favor of authorizing the proposed acquisition of CB Bancshares shares pursuant to the Hawaii Control Share Acquisitions statute.

  •
  It could also adopt new voting procedures for the meeting which minimize the number of shares that will be disenfranchised as the result of presumptions and procedural obstacles to voting.

  •
  If authorization of the Control Share Acquisition Proposal has not been obtained, the CB Bancshares board could call another special meeting of CB Bancshares shareholders to reconsider the authorization with the board's favorable recommendation with new voting procedures. Alternatively, the board could call a special meeting of shareholders to amend CB Bancshares articles of incorporation to opt out of the Hawaii Control Share Acquisitions statute.

  •
  Finally, the board could negotiate and approve a merger agreement with us in which CB Bancshares shareholders would receive our common stock in exchange for their shares of CB Bancshares common stock.

        If you approve our proposal, you will allow us to continue to pursue a business combination between us and CB Bancshares. Our ability to proceed with the proposed exchange offer will still be constrained by the satisfaction of various conditions, including the redemption or inapplicability of CB Bancshares poison pill.

        Your board has rejected our proposal. Send a message to your board that you want the opportunity to consider our proposed exchange offer by signing, dating and returning the BLUE proxy card enclosed with these materials.

OTHER MATTERS

        Except as set forth herein, we are not aware of any other substantive matter to be considered at the Special Meeting. However, if any other matter (other than with respect to the election of CB Bancshares directors) properly comes before the Special Meeting, the accompanying BLUE proxy also confers authority to the persons named in the accompanying proxy to vote the shares of CB Bancshares common stock to which the proxy relates on such other matters at their discretion.

        A copy of the CPF Information Statement (without exhibits) is attached as Annex C to this proxy statement. The CPF Information Statement and the proposed exchange offer contain important information and should be read by CB Bancshares shareholders before making any decision with respect to voting.

        Only holders of record of CB Bancshares shares as of the close of business on the Record Date will be entitled to vote. If you own shares of CB Bancshares on the Record Date, you will be entitled to vote at the Special Meeting even if you (a) sold the shares of CB Bancshares common stock you held on the Record Date after the Record Date or (b) tender such CB Bancshares shares for exchange (whether before or after the Record Date) in the event we commence our proposed exchange offer prior to the date of the Special Meeting.

        In the event the proposed exchange offer commences, the tender of shares of CB Bancshares common stock pursuant to the proposed exchange offer does not constitute the grant to CPF of a proxy or any voting rights with respect to the tendered shares of CB Bancshares common stock until such time as such shares of CB Bancshares common stock are accepted for exchange by us. Accordingly, in the event our proposed exchange offer commences prior to the Special Meeting, it is important that you vote your shares of CB Bancshares common stock held by you on the Record Date, or grant a proxy to vote such shares of CB Bancshares common stock on the accompanying BLUE proxy card, even if you decide to sell such shares of CB Bancshares common stock after the Record Date or to tender such shares of CB Bancshares common stock for exchange pursuant to the proposed exchange offer.

        If your shares of CB Bancshares common stock are held in the name of a brokerage firm, bank, bank nominee or other institution on the Record Date, only the brokerage firm, bank, bank nominee or other institution can execute a proxy for such shares of CB Bancshares common stock and will do so only upon receipt of specific instructions from you as the beneficial owner of such shares of CB Bancshares common stock. Accordingly, if you hold CB Bancshares shares through a nominee such as a brokerage firm, bank, bank nominee or other institution you must contact the person responsible for your account and advise that person to execute and return the accompanying BLUE proxy card with a vote FOR the authorization for the acquisition of shares of CB Bancshares common stock pursuant to the proposed exchange offer as promptly as possible.

        Please promptly sign, date and mail (or direct any nominee holder to sign, date and mail) the enclosed BLUE proxy card promptly. In light of the extraordinarily short time your board has provided for the solicitation of proxies, we urge you to act now. No postage is required if mailed in the United States. By signing and mailing the enclosed BLUE proxy card, any proxy previously delivered by you with respect to the proposal to authorize the acquisition of shares of CB Bancshares common stock under the Hawaii Control Share Acquisitions statute will be revoked automatically.

SOLICITATION OF PROXIES

        Proxies may be solicited by mail, telephone, telecopier and in person. Solicitations may be made by our directors, officers, investor relations personnel and other employees, none of whom will receive additional compensation for such solicitations. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all of our solicitation materials to the beneficial owners of shares of CB Bancshares common stock they hold of record. We will reimburse these record holders for customary clerical and mailing expenses incurred by them in forwarding these materials to their customers.

        We have retained MacKenzie Partners, Inc. for solicitation and advisory services in connection with this proxy solicitation. MacKenzie Partners will be paid an aggregate fee of approximately $            for acting (a) as proxy solicitor in connection with this proxy statement and (b) as Information Agent in connection with the proposed exchange offer. MacKenzie Partners may also receive additional reasonable and customary compensation for providing additional advisory services in connection with this proxy solicitation. We have also agreed to reimburse MacKenzie Partners for its reasonable out-of-pocket expenses and to indemnify MacKenzie Partners against certain liabilities and expenses, including liabilities and expenses under U.S. federal securities laws. MacKenzie Partners will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders.

        We have also retained Bear, Stearns & Co., Inc. or Bear Stearns, to act as our financial advisor in connection with the proposed exchange offer and the proposed merger. Bear Stearns will receive reasonable and customary compensation for these services and will be reimbursed for out-of-pocket expanses, including reasonable expenses of counsel and other advisors. In addition, we have agreed to indemnify Bear Stearns and certain related persons against certain liabilities, including various liabilities and expenses under the U.S. federal securities laws. In connection with Bear Stearns's engagement as financial advisor, we anticipate that certain employees of Bear Stearns may communicate in person, by telephone or otherwise with a limited number of institutions, brokers or other persons who are CB Bancshares shareholders for the purpose of assisting in the solicitation of proxies for the Special Meeting. Bear Stearns will not receive any fee for or in connection with such solicitation activities apart from the fees which it is otherwise entitled to receive as described above.

        The entire expense of soliciting proxies for the Special Meeting is being borne by us. We will not seek reimbursement for such expenses from CB Bancshares. Costs incidental to this proxy solicitation include expenditures for printing, postage, legal and related expenses and are expected to be approximately $            . Total costs incurred to date in furtherance of or in connection with this proxy solicitation are approximately $            .

        If we should commence, or materially amend the terms of, the proposed exchange offer prior to the Special Meeting, we will disseminate information regarding such changes to CB Bancshares shareholders and, in appropriate circumstances, will provide CB Bancshares shareholders with a reasonable opportunity to revoke their proxies prior to the Special Meeting.

INFORMATION ABOUT CB BANCSHARES

        CB Bancshares is an Hawaii corporation with its principal executive offices located at 201 Merchant Street, Honolulu, Hawaii 96813. The telephone number of CB Bancshares is (808) 535-2500.

        CB Bancshares is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, must file reports and other information with the SEC. Reports, proxy statements and other information filed by CB Bancshares may be obtained for free on the SEC website at http://www.sec.gov and directly from the SEC, upon payment of the SEC customary charges, by writing to its principal office at 450 Fifth Street,

N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the SEC at the address set forth immediately above.

INFORMATION ABOUT CPF

        CPF is the bank holding company of Central Pacific Bank (the "Bank"). The Bank is a full-service commercial bank that has 24 banking offices and 76 ATMs located throughout the State of Hawaii. The Bank's administrative and main offices are located in Honolulu, and there are 19 other branches on the island of Oahu. In addition, the Bank operates one branch on the island of Maui, one branch on the island of Kauai and two branches on the island of Hawaii. Through its network of banking offices, the Bank emphasizes personalized services and offers full range of banking services to small and medium-sized businesses, professionals and individuals in Hawaii.

        CPF's principal executive offices are located at 220 South King Street, Honolulu, Hawaii 96813 and its telephone number is (808) 544-0500.

        We are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, must file reports and other information with the SEC. Reports, proxy statements and other information filed by CPF may be obtained for free on the SEC website at http://www.sec.gov and directly from the SEC, upon payment of the SEC customary charges, by writing to its principal office at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Such materials also are available for inspection and copying at the principal office of the SEC at the address set forth immediately above.

OTHER INFORMATION

        Certain directors, executive officers, employees and other representatives of CPF who may also assist MacKenzie Partners in soliciting proxies are listed on the attached Schedule I. Schedule II sets forth certain information, as made available in public documents, regarding CB Bancshares shares held by CB Bancshares's principal shareholders and its management.

        This proxy statement is neither a request for the tender or exchange of CB Bancshares shares nor an offer with respect thereto. Our proposed exchange offer is being made only by means of the proposed exchange offer, as filed with the SEC.

        Please indicate support FOR the authorization for the acquisition of shares of CB Bancshares common stock pursuant to the proposed exchange offer by completing, signing and dating the enclosed BLUE proxy card and promptly returning it in the enclosed envelope to:

Central Pacific Financial Corp.
c/o MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

        No postage is necessary if the envelope is mailed in the United States.

        CPF wants your vote! Your vote is important! Please sign, date and mail the enclosed BLUE proxy card promptly and advise each bank, broker or other nominee holder of shares of CB Bancshares common stock to vote your shares of CB Bancshares common stock FOR the Control Share Acquisition Proposal described in this proxy statement.

Dated: May , 2003	Sincerely,
Your Fellow Shareholder
CENTRAL PACIFIC FINANCIAL CORP.

SCHEDULE I

INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES

        The following tables set forth the name of (i) each director and executive officer of CPF and (ii) other representatives who may also assist MacKenzie Partners in soliciting proxies from CB Bancshares shareholders. Unless otherwise noted, each person's business address is 220 South King Street, Honolulu, Hawaii 96813. None of the officers, directors or employees of CPF will receive compensation for soliciting proxies other than their ordinary compensation as an officer, director or employee, as the case may be.

Name	Business Address	Principal Occupation for the Past Five Years	Age
Clint Arnoldus	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Chairman, President and Chief Executive Officer of CPF (2002 - present); President and Chief Operating Officer of Central Pacific Financial Corp. (2002); Chairman, President and Chief Executive Officer, Community Bank (1998 - 2001); Chairman, President and Chief Executive Officer, The Bank of New Mexico (1996 - 1998)	55
Neal K. Kanda	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Vice President, and Treasurer of CPF (2002 - present) ;Vice President and Treasurer of the Company (1991 - 2001); Executive Vice President and Chief Financial Officer of Central Pacific Financial Corp. (2002 - present); Executive Vice President of Central Pacific Financial Corp. (1996 - 2001)	54
Glenn K.C. Ching	Central Pacific Financial Corp 220 S. King Street Honolulu, HI 96813	Vice President and Secretary of CPF (2003); General Counsel and Central Pacific Bank (2002 - present); Associate Counsel and Compliance Officer , Finance Factors Ltd. (1999 - 2002); Partner, Ashford & Wriston, Law Corporation (1998 - 1999)	44
Sherri Y. Yim	Central Pacific Financial Corp. 220 S. King Street Honolulu, HI 96813	Vice President, Assistant, Treasurer and Assistant Secretary of CPF (2003); Senior Vice President and Controller of Central Pacific Bank (2001); Vice President and Controller of CPF (1995 - 2002)	38
Joseph F. Blanco	P. O. Box 61235 Honolulu, HI 96839-1235	Director of CPF; Real Estate Consultant (2003 - present): Executive Assistant to the Governor and Special Advisor for Technology Development, State of Hawaii (2000 - 2002); Executive Assistant to the Governor, State of Hawaii (1994 - 1999)	49
Alice F. Guild	210 Keeaumoku Street Honolulu, HI 96822	Director of CPF; Retired; Executive Director, The Friends of Iolani Palace (1998 - 2002)	68

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Dennis I. Hirota , Ph.D.	Sam O. Hirota, Inc. 864 S. Beretania Street Honolulu, HI 96822	Director of CPF; President, Sam O. Hirota, Inc. Engineering and Surveying (1986 - present); Registered Professional Engineer and Licensed Professional Land Surveyor	62
Clayton K. Honbo, M.D.	3109 Huelani Place Honolulu, HI 96822	Director of CPF; Retired; Doctor of Obstetrics and Gynecology, Clayton K. Honbo, M.D., Inc. (1977 - 1999)	65
Stanley W. Hong	Waste Management of Hawaii,Inc. 7 Waterfront Plaza, Suite 400 Honolulu, HI 96813	Director of CPF; President, Waste Management of Hawaii, Inc. (2002 - present); Trustee, King Lunalilo Trust Estate (2001 - present); President and Chief Executive Officer, The Chamber of Commerce of Hawaii (1996 - 2001); Attorney-at-Law	66
Paul J. Kosasa	MNS, Ltd., dba ABC Stores 766 Pohukaina Street Honolulu, HI 96813	Director of CPF; President and Chief Executive Officer of MNS, Ltd., dba ABC Stores (1999 - present); Executive Vice President and District Manager of MNS Ltd., dba ABC Stores (1997 - 1998)	45
Gilbert J. Matsumoto	The Matsumoto Group 1060 Young Street Suite 301 Honolulu, HI 96814	Director of CPF; Certified Public Accountant; Principal-President, The Matsumoto Group, Certified Public Accountants (1979 - present)	59
Daniel M. Nagamine	Flamingo Enterprises, Inc. 871 Kapiolani Blvd. Suite #6 Honolulu, HI 96813	Director of CPF; President, Flamingo Enterprises, Inc. (1985 - present); General Partner, Flamingo Pearl City, a limited partnership (1998 - present); Certified Public Accountant (Inactive)	61

OTHER REPRESENTATIVES OF CPF WHO MAY ALSO SOLICIT PROXIES

        Although Bear Stearns does not admit that it or any of its directors, officers, employees or affiliates in a "participant" as defined in Schedule 14A promulgated by the SEC under the Exchange Act, or that Schedule 14A requires that disclosure of certain information concerning them, employees of Bear Stearns may communicate with CB Bancshares' shareholders in a manner that could involve or be deemed to be assisting CPF in soliciting proxies from CB Bancshares' shareholders.

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SCHEDULE II

SHARES OF CB BANCSHARES COMMON STOCK OWNED BY CPF, ITS DIRECTORS, OFFICERS AND EMPLOYEES, AND BY OTHERS WHO MAY SOLICIT PROXIES

        On the date hereof, CPF beneficially owns for its own account 88,741 shares of CB Bancshares common stock. In addition, officers and directors of CPF own 1,437 shares of CB Bancshares common stock. To the best of our knowledge, no other officers or directors own shares of CB Bancshares common stock or have interests in CB Bancshares.

        The table below sets forth the shares of CB Bancshares common stock purchased by CPF since                , 2003.

Date of Transaction	Number of Shares Purchased	Price Per Share	Party Purchasing	How Transaction Was Effected
2/26/03	700	43.21	CPF	Broker
2/27/03	24,100	44.74	CPF	Broker
03/03/03	12,800	45.97	CPF	Broker
03/04/03	2,500	45.74	CPF	Broker
03/05/03	8,500	45.64	CPF	Broker
03/06/03	1,964	45.60	CPF	Broker
03/07/03	1,244	45.94	CPF	Broker
03/10/03	10,139	45.81	CPF	Broker
03/11/03	8,970	45.99	CPF	Broker
03/12/03	17,424	45.42	CPF	Broker
03/13/03	400	46.00	CPF	Broker

        Bear Stearns engages in a full range of investment banking, securities trading, market-making and brokerage services for institutional and individual clients. In the ordinary course of its brokerage business Bear Stearns trades securities of CB Bancshares and has engaged in numerous transactions for its own account and for the accounts of its customers during the past two years. The total number of such transactions during this period was approximately            . Accordingly, it is impracticable to list each such transaction. As of May 5, 2003, Bear Stearns and its affiliates were the holders of record of            shares of CB Bancshares common stock, of which            shares of CB Bancshares common stock were held for its own account and            shares of CB Bancshares common stock were held for customer accounts.

        Except as disclosed above and in this proxy statement, neither CPF, its directors, its executive officers nor any of the other persons named in Schedule I above, (i) is the beneficial or record owner of any securities of CB Bancshares or (ii) has purchased or sold any securities of CB Bancshares within the past two years, borrowed any funds for the purpose of acquiring or holding any securities of CB Bancshares, or is or was within the past year a party to any contract, arrangement or understanding with any person with respect to any securities of CB Bancshares.

        On April 16, 2003, we entered into a voting agreement with TON Finance, B.V. ("TON"), pursuant to which TON agreed to vote 295,587 shares of its CB Bancshares common stock in favor of the CB Bancshares acquisition, and other proposals having the intended effect of facilitating such transactions, at any CB shareholders' meeting considering or in connection with the solicitation of consents from CB shareholders for approval of such transactions. Such shares, when added to the shares we own, represent slightly less than 9.9% of CB Bancshares' outstanding shares. TON has agreed to vote the remaining 52,677 of its CB Bancshares shares in favor of the CB Bancshares merger only after any required shareholder approval under the Hawaii Control Share Acquisitions statute, but until such time retains the right to vote these shares in its discretion. On April 25, 2003, we filed a Schedule 13D, which describes the voting agreement.

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        Except as disclosed above, there have not been any transactions between CB Bancshares and CPF or any of the other persons named in Schedule I above since the beginning of CB Bancshares' last fiscal year and, other than the proposed acquisition of CB Bancshares described in this document, none of CPF or any of such other persons, or any associate of the foregoing persons or any other person who may be deemed a "participant" in this proxy solicitation has any arrangement or understanding with any person with respect to any future employment by CB Bancshares or its affiliates, or with respect to any future transactions to which CB Bancshares or its affiliates will or may be a party.

II-2

SCHEDULE III

BENEFICIAL OWNERSHIP OF SHARES OF CB BANCSHARES COMMON STOCK

        Set forth below is information regarding shares of CB Bancshares common stock owned by (i) those persons owning more than 5% of the outstanding shares of CB Bancshares common stock and (ii) directors and executive officers of CB Bancshares as a group. Such information is derived from CB Bancshares' Definitive Proxy Statement for its 2003 Annual Meeting and subsequent filings on Schedule 13D and Schedule 13G, as described in the footnotes below. All percentages are based on the information in CB Bancshares' Definitive Proxy Statement filed with the SEC on March 12, 2003 for its 2003 Annual Meeting ("2003 Annual Meeting Proxy Statement"), which reflects that, as of March 4, 2003, there were 3,902,309 shares of CB Bancshares common stock outstanding.

Security Ownership of Certain Beneficial Owners (2)

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class
TON Finance, B.V. De Ruyterkade 120 1011 AB Amsterdam, Netherlands	348,265 shares	8.92%
CB Bancshares, Inc. Employee Stock Ownership Plan (1) Pacific Century Trust, Trustee Financial Plaza of the Pacific 111 South King Street Honolulu, Hawaii 96813	265,535 shares	6.80%
Banc Fund IV, V and VI L.P. 208 S. LaSalle St. Chicago, Illinois 60604	195,502 shares	5.01%

(1)
As reported in the 2003 Annual Meeting Proxy Statement, participants in the ESOP are entitled to direct the ESOP Trustee how to vote shares which have been allocated to their respective accounts. In the absence of such direction, such shares will be voted by the Retirement Benefits Committee. The Trustee has sole investment power.

(2)
Each beneficial owner listed in the table certified in its Schedule 13D or Schedule 13G that, to the best of its knowledge and belief, the CB Common Stock beneficially owned by it was acquired in the ordinary course of business and not for the purpose of changing or influencing control of CB Bancshares.

Security Ownership of CB Bancshares Management

        The information in the following table is derived from the 2003 Annual Meeting Proxy Statement and shows the ownership of shares of CB Bancshares common stock for the directors and executive officers of CB Bancshares. Unless otherwise indicated in a footnote, sole voting and investment power

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in the shares owned are held either by the named individual alone or by the named individual and his or her spouse.

Name of Directors and Executive Officers	Common Stock Beneficially Owned		Percent of Class
DIRECTORS
ANDRES, DONALD J.	10,386	(6)	*
MIGITA, RONALD K.	50,976	(7)	1.30%
SAY, CALVIN K. Y.	4,730	(1)	*
YOSHIMURA, DWIGHT L.	4,730	(1)	*
MATSUMOTO, COLBERT M.	26,079	(1)(2)(3)	*
TOKIOKA, LIONEL Y.	38,278	(2)(4)	*
YAMASATO, MAURICE H.	4,924	(5)	*
FUCHU, TOMIO	4,730	(1)	*
KURISU, DUANE K.	5,940	(1)	*
SAYAMA, MIKE K.	4,730	(8)	*
EXECUTIVE OFFICERS [NOT DIRECTORS]
LIM, RICHARD C.	32,241	(9)	*
HIRATA, DEAN K.	10,029	(10)	*
TAKEI, JASEN H.	26,538	(11)	*
KUNIMOTO, WARREN Y.	21,239	(12)	*
Directors and Executive Officers as a group (14 persons)	225,836		5.62%
1
These shares include 4,730 shares held under exercisable options.

2
Includes 19,714 shares of CB Bancshares common stock owned by Island Insurance Co., Ltd. Colbert M. Matsumoto and Lionel Y. Tokioka, directors of CB Bancshares, are also directors of Island Insurance Co., Ltd; as such, they may be deemed to share voting and dispositive power with respect to those 19,714 shares. Messrs. Matsumoto and Tokioka disclaim beneficial ownership of those 19,714 shares.

3
Includes 425 shares owned by Island Holdings, Inc. Profit Sharing 401(k) Plan. Colbert M. Matsumoto is a member of the Administrative Committee of Island Holdings, Inc. Profit Sharing 401(k) Plan; as such, he may be deemed to share voting and dispositive power with respect to those 425 shares. Mr. Matsumoto disclaims beneficial ownership of those 425 shares.

4
Of the 38,278 shares beneficially owned by Lionel Y. Tokioka, 4,730 shares are held under exercisable options. Not included in the 38,278 shares owned by Mr. Tokioka are 1,060 shares owned by Thym, Inc., a related corporation, and 1,492 shares owned by his spouse, as to which he disclaims any beneficial ownership.

5
Of the 4,924 shares beneficially owned by Maurice H.Yamasato, 3,310 shares are held under exercisable options.

6
Of the 10,386 shares beneficially owned by Donald J. Andres, 2,026 shares are owned jointly with his former spouse as to which he shares voting and investment power, 1,210 shares are owned by Mr. Andres, 2,420 shares are owned by a family limited partnership, as to which he exercises sole voting and investment power, and 4,730 shares are held under exercisable options.

7
Of 50,976 shares beneficially owned by Ronald K. Migita, 19,575 shares are held by a trust with Mr. Migita and his spouse as co-trustees, as to which he shares voting and investment power, 2,966 shares are owned by Mr. Migita and 27,401 shares are held under exercisable options. Of the 2,966 shares owned by Mr. Migita, 1,034 shares are allocated to his account in the ESOP, the voting of which shares he is entitled to direct.

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8
Of the 4,730 shares beneficially owned by Mike K. Sayama, 4,565 shares are held under exercisable options.

9
Mr. Lim beneficially owned 32,241 shares of Common Stock, which included 1,513 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 16,862 shares held under exercisable options.

10
Mr. Hirata beneficially owned 10,029 shares of Common Stock, which included 477 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 5,702 shares held under exercisable options.

11
Mr. Takei beneficially owned 26,538 shares of Common Stock, which included 1,004 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 15,902 shares held under exercisable options.

12
Mr. Kunimoto beneficially owned 21,239 shares of Common Stock, which included 878 shares allocated to his account in the ESOP, the voting of which shares he is entitled to direct. These shares include 12,784 shares held under exercisable options.

*
Less than 1%.

        Except as otherwise noted, the information concerning CB Bancshares in this proxy statement has been taken from or is based upon documents and records on file with the SEC and other publicly available information. CPF disclaims any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by CB Bancshares or any other third party to disclose events that many have occurred any may affect the significance or accuracy of any such information but which are unknown to CPF.

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Annex A

HAWAII CONTROL SHARE ACQUISITIONS

Chapter 414E. Control Share Acquisitions

(Added by Act 129, L. '01, eff. 7-1-01.)

        414E-1 DEFINITIONS.—As used in this chapter, unless the context otherwise requires:

        "Acquiring person" means a person who is required to deliver an information statement.

        "Beneficial ownership" shall be determined pursuant to section 13 of the federal Securities Exchange Act of 1934 and the rules adopted thereunder, as amended.

        "Control share acquisition" means an acquisition of shares of an issuing public corporation resulting in beneficial ownership by an acquiring person of a new range of voting power specified in this chapter, but does not include an acquisition:

          (1)   Before or pursuant to an agreement entered into before July 1, 1987;

          (2)   By a donee pursuant to an inter vivos gift not made to avoid this chapter or by a distributee as defined in chapter 560;

          (3)   Pursuant to a security agreement not created to avoid this chapter;

          (4)   Pursuant to a merger or share exchange executed in accordance with applicable law, if the issuing public corporation is a party to the plan of merger or share exchange;

          (5)   From the issuing public corporation;

          (6)   That is approved by resolution of the board of directors of the issuing public corporation before the acquisition occurs; or

          (7)   That the board of directors of the issuing public corporation determines, by resolution before the acquisition occurs, is not a control share acquisition.

        "Issuing public corporation" means a corporation incorporated in this State with at least one hundred shareholders and having its principal place of business or substantial assets located in this State.

        414E-2 CONTROL SHARE ACQUISITIONS.—(a) Unless otherwise expressly provided in the articles of incorporation of an issuing public corporation, this section applies to a control share acquisition.

        (b)   All shares acquired by an acquiring person in violation of subsection (e) shall be denied voting rights for one year after acquisition. The shares shall be nontransferable on the books of the corporation for one year after acquisition and the corporation, during the one-year period, shall have the option to call the shares for redemption either at the price at which the shares were acquired or at book value per share as of the last day of the fiscal quarter ending prior to the date of the call for redemption. The redemption shall occur on the date set in the call notice but not later than sixty days after the call notice is given.

        (c)   A person proposing to make a control share acquisition shall deliver to the issuing public corporation at its principal executive office an information statement containing all of the following:

          (1)   The identity of the person;

          (2)   A reference that the statement is made under this section;

          (3)   The number of shares of the issuing public corporation beneficially owned by the person;

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          (4)   A specification of which of the following ranges of voting power in the election of directors would result from consummation of the control share acquisition:

            (A)  At least ten per cent but less than twenty per cent;

            (B)  At least twenty per cent but less than thirty per cent;

            (C)  At least thirty percent but less than forty per cent;

            (D)  At least forty per cent but less than a majority; or

            (E)  At least a majority; and

          (5)   The terms of the proposed control share acquisition, including, but not limited to, the source of funds or other consideration and the material terms of the financial arrangements for the control share acquisition; any plans or proposals of the acquiring person to liquidate the issuing public corporation, sell all or substantially all of its assets, or merge it or exchange its shares with any other person, change the location of its principal executive office or of a material portion of its business activities, change materially its management or policies of employment, alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management, or personnel, and such other information which would affect the decision of a shareholder with respect to voting on the proposed control share acquisition.

        (d)   Within five days after receipt of an information statement pursuant to subsection (c), a special meeting of the shareholders of the issuing public corporation shall be called pursuant to section 414-122, to vote on the proposed control share acquisition. The meeting shall be held no later than fifty-five days after receipt of the information statement, unless the acquiring person agrees to a later date and no sooner than thirty days after receipt of the information statement, unless the acquiring person so requests in writing when delivering the information statement. The notice of the meeting at a minimum shall be accompanied by a copy of the information statement, and a statement disclosing that the issuing public company recommends:

          (1)   Acceptance of;

          (2)   Expresses no opinion and is remaining neutral toward; or

          (3)   Is unable to take position with respect to;

the proposed control share acquisition.

        The notice of meeting shall be given within twenty-five days after receipt of the information statement.

        Notwithstanding any contrary provision of this chapter, a proxy relating to a meeting of shareholders required under this subsection must be solicited separately from the offer to purchase or solicitation of an offer to sell shares of the issuing public corporation and must not be solicited sooner than thirty days before the meeting unless otherwise agreed in writing by the acquiring person and the issuing public corporation.

        (e)   The acquiring person may consummate the proposed control share acquisition if and only if both the following occur:

          (1)   The proposed control share acquisition is approved by the affirmative vote of the holders of a majority of the voting power of all shares entitled to vote which are not beneficially owned by the acquiring person. A class or series of shares of the corporation is entitled to vote as a class or series if any provision of the control share acquisition would, if contained in a proposed amendment to the articles, entitle the class or series to vote as a class or series; and

          (2)   The proposed control share acquisition is consummated within one hundred eighty days after shareholder approval.

A-2

Annex B

INFORMATION STATEMENT

(excluding attachments)

ACQUIRING PERSON INFORMATION STATEMENT

This Acquiring Person Information Statement (this "Statement"), dated as of April 28, 2003, is being delivered at the principal executive offices of CB Bancshares, Inc., a Hawaii corporation (the "Company") at 201 Merchant Street, Honolulu, Hawaii 96813.

        1.     Identity of the Acquiring Person.    Central Pacific Financial Corp., a Hawaii corporation ("CPF" or the "Acquiring Person"). The principal executive office of the Acquiring Person is 220 South King Street, Honolulu, Hawaii 96813.

        2.     Delivered Pursuant to Hawaii Law.    The Acquiring Person is delivering this Statement pursuant to Section 414E-2(c) of Chapter 414E (Control Share Acquisitions) of the Hawaii Revised Statutes, as amended.(1)

(1)
Notwithstanding the making and delivery of this Statement, the Acquiring Person reserves all rights to (i) challenge the constitutionality, validity and/or legality of all or any part of Chapter 414E and related provisions of the Hawaii Revised Statues, as amended, and the application of such provisions to the Acquiring Person's acquisition of capital stock of CB or the Exchange Offer (as defined herein) and/or (ii) seek an amendment to the Articles of Incorporation or Bylaws of CB to provide that Chapter 414E and related provisions of the Hawaii Revised Statutes, as amended, do not apply to control share acquisitions of capital stock, including, but not limited to, pursuant to the Exchange Offer (as defined herein).

        3.     Number of Shares Beneficially Owned.    The Acquiring Person is currently the beneficial owner of 88,741 shares of the outstanding common stock, $1.00 par value per share, of CB ("Common Shares"). On April 25, 2003, Acquiring Person filed information with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "Exchange Act") on Schedule 13D covering 384,328 Common Shares. The filing of the Schedule 13D should not be construed as an admission by Acquiring Person that it is, for the purpose of Section 13(d) of the Exchange Act, or any other federal or State law, including specifically Chapter 414E, the beneficial owner of any Common Shares other than the 88,741 shares reported therein.

        4.     Range of Voting Power in the Election of Directors of CB that Would Result from the Control Share Acquisition.    If consummated, the proposed transaction (the "Control Share Acquisition") would result in the acquisition of at least a majority of the voting power of the capital stock of the Company.

        5.     Terms of the Proposed Acquisition.    On the terms and subject to the conditions set forth in the Exchange Offer filed by the Acquiring Person as a part of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 28, 2003 (as amended from time to time, the "Exchange Offer"), the Acquiring Person seeks to acquire at least a majority and up to 100% of the outstanding Common Shares. A copy of the Exchange Offer is attached as Exhibit A hereto and incorporated herein by this reference. In addition to the acquisition of shares in the Exchange Offer, the Acquiring Person reserves the right to purchase Common Shares in privately negotiated transactions and in open market purchases.

  Source of funds or other consideration and the material terms of the financial arrangements for the Control Share Acquisition. The Acquiring Person will utilize shares of its common stock and cash available from working capital, proceeds from the sale of Trust Preferred Securities, of which $15 million has been raised, and dividends from its subsidiaries as described in the attached Exchange Offer. The Acquiring Person will seek the approval of its shareholders to issue additional shares as required by the rules of the New York Stock Exchange.

  Plans or proposals of Acquiring Person to liquidate the Company, sell all or substantially all of its assets, or merge it or exchange its shares with any other person. The purpose of the Control

  Share Acquisition is for the Acquiring Person to acquire control of, and ultimately the entire equity interest in, the Company. As soon as practicable after completion of the Control Share Acquistion, and subject to the requirements of applicable law, the Acquiring Person intends to seek to have the Company complete a merger with the Acquiring Person, or a wholly owned subsidiary of the Acquiring Person ("Merger"), in which each outstanding share of capital stock of the Company (except for treasury shares of the Company and shares beneficially owned directly or indirectly by the Acquiring Person for its own account) would be converted into the right to receive the same consideration to be paid in the Exchange Offer subject to dissenters' rights available under Hawaii law. Pursuant to the Exchange Offer, each Company shareholder may elect to exchange each Common Share for cash, the Acquiring Person's common stock, or a fixed exchange of $21.00 in cash plus 1.8956 shares of the Acquiring Person's common stock. Regardless of the type of election made by the Company's shareholders, the value of the consideration received for each tendered Common Share will be the same. The value of the per share consideration will equal $21.00 plus the product of 1.8956 and the average closing price of the Acquiring Person's common stock for the 20 trading day period ending on one trading day prior to the expiration date of the exchange offer. Depending on the elections made by the Company's shareholders, those choosing all cash or all stock may be subject to proration. For a more detailed description of the terms and conditions of the Control Share Acquisition, reference is made to the information set forth in the attached Exchange Offer.

  No determination has been made with respect to the sale or transfer of a material amount of assets of the Company or any of its subsidiaries, but if the Control Share Acquisition and the Merger are consummated, it is likely that bank offices outside of Hawaii will be closed and that the resulting combined branch network will be evaluated for consolidation opportunities. It is currently estimated that up to 10 branches of the combined branch network may be closed.

  Change the location of its principal executive office or a material portion of its business activities. Upon completion of the Merger it is expected that the principal executive office of the Company will be consolidated with the principal executive office of the Acquiring Person at 220 South King Street, Honolulu. It is expected that the business activities of the Company will remain substantially the same except that such activities will be conducted under the name of the Acquiring Person and its wholly owned subsidiaries.

  Change materially its management or policies of employment. It is anticipated that senior management of Acquiring Person will continue in such capacities following the Control Share Acquisition and Merger. Upon completion of the Merger, Acquiring Person will consider offering certain members of the Company's management and its board of directors management positions and board seats, respectively, with the Acquiring Person or its subsidiaries, in its sole discretion. Directors, who do not become members of the board of directors of the Acquiring Person, may be offered membership on an advisory board of the Acquiring Person. Upon completion of the Merger, it is expected that employees of the Company will be offered, to the extent possible, similar positions at the Acquiring Person or its subsidiaries and will be entitled to participate in insurance and other benefit programs under Acquiring Person's benefit plans.

  Alter materially its relationship with suppliers or customers or the communities in which it operates. Upon completion of the Merger, the Acquiring Person does not expect to alter the relationship between the Company and its customers in any material respect. With respect to suppliers, it is expected that the Acquiring Person will review all vendor relationships prior to the Merger and eventually consolidate or eliminate duplicate functions. Acquiring Person does not expect to abandon any community in which the Company or Acquiring Person currently operates.

  Any other material change in its business, corporate structure, management, personnel, and such other information which would affect the decision of a shareholder with respect to voting on the proposed Control Share Acquisition. Acquiring Person does not currently anticipate any material change to the business, corporate structure, management, or personnel that is not referred to in this Information Statement or in the Exchange Offer and related registration statement. The Acquiring Person hereby represents that it has the financial capacity to fully consummate such proposed Control Share Acquisition upon the terms and subject to the conditions described herein and in the Exchange Offer. The facts upon which the foregoing representations are based are set forth in the Exchange Offer.

        IN WITNESS WHEREOF, Central Pacific Financial Corp. has caused this Information Statement to be executed by its duly authorized officer as of the date first set forth above.

CENTRAL PACIFIC FINANCIAL CORP.
By:	/s/ CLINT ARNOLDUS Name: Clint Arnoldus Title: President

        A registration statement relating to the securities proposed to be issued in the Exchange Offer has been filed with the Securities and Exchange Commission but has not yet become effective. Such securities may not be issued nor may offers to receive such securities be accepted prior to the time the registration statement becomes effective. This Acquiring Person Information Statement is neither an offer to sell nor the solicitation of an offer to buy such securities nor shall there be any sale thereof in any state in which such offer, solicitation or sale, or the timing thereof, would be unlawful. In those jurisdictions where the securities, blue sky or other laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer shall be deemed to be made on behalf of CPF by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Attachment: Registration Statement on Form S-4

Annex C

THE CONTROL SHARE ACQUISTION PROPOSAL

C-1

IMPORTANT

        Your vote is important. Regardless of the number of shares of CB Bancshares common stock you own, please vote as recommended by CPF by taking these two simple steps:

1.
PLEASE SIGN, DATE AND PROMPTLY MAIL the enclosed BLUE proxy card in the postage-paid envelope provided.

2.
DO NOT RETURN ANY proxy card sent to you by CB Bancshares, not even as a vote of protest.

Instructions for "Street Name" Shareholders

        If you own your shares of CB Bancshares common stock in the name of a brokerage firm, bank, bank nominee or other nominee holder, only they can vote your shares of CB Bancshares common stock on your behalf. Please call each such nominee holder and instruct them to execute a BLUE proxy card on your behalf. You should promptly sign, date and mail your BLUE proxy card when you receive it from your broker, bank or other nominee holder. Please do so for each separate account you maintain.

Please return your BLUE proxy card at once.

        If you have any questions or need assistance in voting your shares of CB Bancshares common stock, or need additional copies of this proxy statement or the accompanying BLUE proxy card, please call:

MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

Call Collect: (212) 929-5500
or
Call Toll-Free: (800) 322-2885

PRELIMINARY COPY

CB BANCSHARES, INC. VOTING INSTRUCTION CARD

        These confidential voting instructions are solicited by Central Pacific Financial Corp. for the Special Meeting of CB Bancshares Shareholders to be held on Wednesday, May 28, 2003 and any adjournments or postponements thereof.

        These confidential voting instructions are to the fiduciaries under The CB Bancshares Employee Stock Ownership Plan (as applicable, with respect to shares of CB Bancshares common stock in such plans allocated to the account of the undersigned) and are solicited by Central Pacific Financial Corp. for the Special Meeting of CB Bancshares Shareholders to be held on Wednesday, May 28, 2003 at            in                and any adjournment or postponement thereof. The undersigned directs its respective fiduciary to vote as indicated on the other side of this card. The fiduciaries are also authorized to vote at their discretion in accordance with the applicable plan on all other matters properly brought before the meeting. These confidential voting instructions revoke previously given voting instructions of the undersigned regarding the matters to be voted on at the Special Meeting, as well as any purported discretionary voting authority related to any such prior instructions.

Please sign exactly as your name appears to the left
Signature
Date:	, 2003

YOUR VOTE IS IMPORTANT!

  Please sign and date this voting instruction card and return it promptly in the enclosed postage-paid envelope, or otherwise to MacKenzie Partners, Inc., 105 Madison Avenue, New York, New York 10016, so that your shares may be represented at the Special Meeting.

  Please fold and detach card at perforation before mailing.

PRELIMINARY COPY

PROXY

THIS PROXY IS SOLICITED BY CENTRAL PACIFIC FINANCIAL CORP.
FOR THE SPECIAL MEETING OF SHAREHOLDERS OF
CB BANCSHARES INC.
UNDER CHAPTER 414E
OF THE HAWAII BUSINESS CORPORATION ACT

        The undersigned hereby appoints                        ,                         and                         , and each of them, with full power of substitution, the proxies of the undersigned to vote all of the outstanding shares of Common Stock, par value $1.00 per share, of CB Bancshares Inc. ("CB Bancshares") that the undersigned is entitled to vote at the Special Meeting of CB Bancshares shareholders to be held on Wednesday, May 28, 2003 (the "Special Meeting"), or at any adjournment or postponement of the Special Meeting, on the following matter:

CENTRAL PACIFIC FINANCIAL CORP. RECOMMENDS A VOTE FOR
THE CONTROL SHARE ACQUISTION PROPOSAL SET FORTH BELOW

        1.     Proposal to Acquire and Maintain Voting Power of Control Shares. A resolution of CB Bancshares's shareholders authorizing the acquisition by CPF of shares of at least a majority of CB Bancshares capital stock pursuant to the proposed exchange offer by Central Pacific Financial Corp. or such other transaction, as the same may be amended, subject to the satisfaction of other conditions of the proposed exchange offer.

☐ FOR   ☐ AGAINST   ☐ ABSTAIN

        In their discretion, the proxies named above are authorized to vote upon such other matters (other than with respect to the election of CB Bancshares directors) as may properly come before the Special Meeting and any one or more proposals for adjournment or postponement of the Special Meeting. This proxy is not intended to, and does not, grant any discretionary or other authority to vote the shares represented by this proxy in any election of CB Bancshares directors.

[PROXY CONTINUED ON REVERSE]

        This proxy when properly executed will be voted as directed above. If no directions are given, this proxy will be voted FOR the proposal to authorize the acquisition of shares of CB Bancshares common stock pursuant to the proposed exchange offer, and, if the above named proxies deem it advisable, FOR the adjournment of the Special Meeting to provide more time to solicit votes to authorize such acquisition of shares of CB Bancshares common stock. The undersigned hereby acknowledges receipt of the proxy statement of Central Pacific Financial Corp. dated May     , 2003, soliciting proxies for the Special Meeting.

        All previous proxies given by the undersigned to vote at the Special Meeting or at any adjournment or postponement thereof are hereby revoked.

Date                        , 2003

(Signature)
(Name/Title)
(Signature, if jointly held)
(Name/Title)

        Please sign your name exactly as you print it on the line immediately below the signature line.

        If shares are held by joint tenants or otherwise jointly held, both parties should sign.

        If you are signing as an attorney, executor, administrator, trustee or guardian, please specify your title.

        If the holder is a corporation, please sign in the full corporate name by the President or other authorized officer.

        If the holder is a partnership, please sign in the partnership name by an appropriate authorized person.

        Please complete, sign, date and promptly mail promptly your proxy in the enclosed postage paid envelope to:

CENTRAL PACIFIC FINANCIAL CORP.
c/o MacKenzie Partners, Inc.
105 Madison Avenue
New York, New York 10016

QuickLinks

PROXY STATEMENT OF CENTRAL PACIFIC FINANCIAL CORP. FOR THE SPECIAL MEETING OF SHAREHOLDERS UNDER CHAPTER 414E OF THE HAWAII REVISED STATUTE OF CB BANCSHARES INC. To Be Held On May 28, 2003 CONTROL SHARE ACQUISITION PROPOSAL
QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION
IMPORTANT
VOTING AT THE SPECIAL MEETING
THE CONTROL SHARE ACQUISITION PROPOSAL
WE STRONGLY RECOMMEND THAT YOU VOTE "FOR" THE CONTROL SHARE AQUISITION PROPOSAL
OTHER MATTERS
SOLICITATION OF PROXIES
INFORMATION ABOUT CB BANCSHARES
INFORMATION ABOUT CPF
OTHER INFORMATION
SCHEDULE I INFORMATION CONCERNING PERSONS WHO MAY SOLICIT PROXIES
OTHER REPRESENTATIVES OF CPF WHO MAY ALSO SOLICIT PROXIES
SCHEDULE II SHARES OF CB BANCSHARES COMMON STOCK OWNED BY CPF, ITS DIRECTORS, OFFICERS AND EMPLOYEES, AND BY OTHERS WHO MAY SOLICIT PROXIES
SCHEDULE III BENEFICIAL OWNERSHIP OF SHARES OF CB BANCSHARES COMMON STOCK
Security Ownership of Certain Beneficial Owners (2)
Security Ownership of CB Bancshares Management
HAWAII CONTROL SHARE ACQUISITIONS Chapter 414E. Control Share Acquisitions (Added by Act 129, L. '01, eff. 7-1-01.)
INFORMATION STATEMENT
ACQUIRING PERSON INFORMATION STATEMENT
THE CONTROL SHARE ACQUISTION PROPOSAL
Instructions for "Street Name" Shareholders
YOUR VOTE IS IMPORTANT!
CENTRAL PACIFIC FINANCIAL CORP. RECOMMENDS A VOTE FOR THE CONTROL SHARE ACQUISTION PROPOSAL SET FORTH BELOW